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                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.



                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                      Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported): March 22, 1996


                        COEUR D'ALENE MINES CORPORATION
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             (Exact name of Registrant as specified in its charter)


         Idaho                   1-8641          82-0109423
----------------------------   ------------    ---------------
(State or other jurisdiction   (Commission     (IRS Employer
      of incorporation)        File Number)    Identification
                                                 Number)

     400 Coeur d'Alene Mines Bldg.
     505 Front Avenue
     Coeur d'Alene, Idaho                         83814
-----------------------------------------      ----------
 (Address of principal executive offices)      (zip code)


Registrant's telephone number, including area code: (208) 667-3511
                                                    --------------

                                  Not Applicable
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events.


     On March 22, 1996, an action was filed in the United States District Court for the District of Idaho (Civ. No. 96-0122-N-EJL) by the United States against various defendants, including Coeur d'Alene Mines Corporation (the "Company"), asserting claims under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 and the Clean Water Act for alleged damages to Federal natural resources in the Coeur d'Alene River Basin of northern Idaho as a result of releases of hazardous substances from mining activities conducted in the area since the late 1800s. No specific monetary damages are identified, but the United States asserts that the defendants are jointly and severally liable for costs and expenses incurred by the United States in investigation, removal and remedial action and the restoration or replacement of affected natural resources. In 1986 and 1992, the Company had settled similar issues with the State of Idaho and the Coeur d'Alene Indian Tribe, respectively, and believes that those prior settlements exonerate it of further involvement with alleged natural resource damage in the Coeur d'Alene River Basin. Accordingly, the Company intends to vigorously defend this matter and at an appropriate stage will seek to be dismissed from this action. At this initial stage of the action it is not possible to predict its ultimate outcome.





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              COEUR D'ALENE MINES CORPORATION
                              (Registrant)


Dated: March 26, 1996         By:  WILLIAM F. BOYD
                                   ----------------------------
                                   William F. Boyd
                                   Vice President and Secretary





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